EXHIBIT 99.1

VULCAN MATERIALS ANNOUNCES REDEMPTION OF $219 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS OUTSTANDING 6.40% NOTES DUE 2017

Birmingham, Alabama - March 10, 2015 - Vulcan Materials Company (NYSE: VMC) announced today that it will redeem all of its outstanding 6.40% Notes due 2017, CUSIP No. 929160 AF6, in an aggregate principal amount of approximately $219 million on April 9, 2015, and has mailed a notice of redemption for the Notes.

On March 10, 2015, a copy of the notice of redemption with respect to the Notes was mailed to record holders of the Notes by Regions Bank, Corporate Trust Operations, Lakeshore Operations Center, 201 Milan Parkway, 2nd Floor, Birmingham, Alabama 35211, as trustee and paying agent under the indenture governing the Notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Vulcan Materials Company, a member of the S&P 500 Index, is the nation's largest producer of construction aggregates, and a major producer of other construction materials.

Use of Forward-Looking Statements

This news release may contain "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Statements that include words such as "anticipate,"  "if,"  "believe,"  "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from expectations. Readers are strongly encouraged to read the full cautionary statements contained in Vulcan Materials Company filings with the SEC. Vulcan Materials Company disclaims any obligation to update or revise any forward-looking statements.

Vulcan Materials Company Investor Contact:	Vulcan Materials Company Media Contact:
David Donaldson - (205) 298-3220	Mark Warren - (205) 298-3220
donaldsond@vmcmail.com	warrenm@vmcmail.com